Exhibit 10.8

HMN FINANCIAL, INC.

2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT*

(Executive Management Incentive Plan)

Full Name of Participant:

Number of Shares Covered:	Grant Date:

Vesting Schedule:
Vesting Date(s)	Number of Share(s) Which Become Vested

This is a Restricted Stock Agreement (“Agreement”) between HMN Financial, Inc., a Delaware corporation (the “Company”), and the Participant identified in the table above.

RECITALS

WHEREAS, the Company maintains the HMN Financial, Inc. 2009 Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company has appointed the Compensation Committee (the “Committee”) to administer the Plan and determine the Awards to be granted under the Plan; and

WHEREAS, the Committee has determined that the Participant is eligible to receive an Award under the Plan in the form of Restricted Stock in partial payment of an incentive compensation award provided to the Participant pursuant to the Company’s Executive Management Incentive Plan (the “Executive Plan”);

NOW, THEREFORE, the Company and the Participant mutually agree as follows:

*     Any capitalized term used in this Agreement will have the meaning set forth in this Agreement (including the table at the beginning of this Agreement) or, if not defined in this Agreement, set forth in the Plan as it currently exists or as it is amended in the future.

TERMS AND CONDITIONS

1.	Issuance of Restricted Shares.

(a)     Subject to the terms and conditions of this Agreement, the Company has granted to the Participant a Restricted Stock Award involving the number of Shares specified at the beginning of this Agreement. Such Shares of Restricted Stock are subject to the restrictions provided for in this Agreement, and in the Plan, and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.” The term “Restricted Shares” also refers to all securities received by the Participant in replacement of or in connection with the Restricted Shares acquired hereby pursuant to a recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant event.

(b)     Each Restricted Share will be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Common Stock certificates issued in the name of the Participant. Any such Common Stock certificate will be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry will be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the transfer restrictions and restrictive legend applicable to any book-entry evidencing such Shares will be removed, or a certificate for the Shares bearing no restrictive legend will be delivered to the Participant or a Successor or a Transferee.

2.	Forfeiture and Transfer Restrictions.

(a)

Forfeiture. If (i) the Participant’s Service is terminated for any reason, whether by the Company with or without cause, voluntarily or involuntarily by the Participant or otherwise, or (ii) the Participant attempts to transfer or otherwise dispose of any of the Restricted Shares or the Restricted Shares become subject to attachment or any similar involuntary process, in violation of this Agreement, then any Restricted Shares that have not previously vested will be forfeited by the Participant to the Company, and the Participant will thereafter have no right, title or interest whatsoever in such Restricted Shares. The Company unilaterally may instruct the Company’s transfer agent to adjust the stock register of the Company to reflect the forfeiture of any Restricted Shares. If the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Participant must immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, the Participant must deliver to Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and issue and deliver to the Participant a new certificate for any Shares which vested prior to forfeiture. For purposes of this Agreement, neither the transfer of the Participant between any combination of the Company and its Affiliates, nor a leave of absence granted to the Participant by the Company, will be deemed a termination of employment.

(b)	Limitation on Transfer. Until such time as the Restricted Shares have become vested under Section 3 of this Agreement, they may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of. Any attempt to assign, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares contrary to the provisions hereof, and the levy of any attachment or similar process upon the Restricted Shares, will be void.

3.	Vesting.

(a)

Scheduled Vesting. So long as the Participant’s Service continues, the Restricted Shares will cease to be subject to forfeiture and the transferability restrictions under Section 2 hereof in the numbers and on the dates specified in the vesting schedule in the table at the beginning of this Agreement, or at such earlier time as may be specified in subsections (b) and (c) of this Section 3. Restricted Shares that have so ceased to be subject to forfeiture and transferability restrictions are sometimes referred to as “vested” or as “Vested Shares” in this Agreement.

(b)

Death or Disability. If the Participant’s Service terminates because of death or Disability prior to the final scheduled vesting date of this Award, all Restricted Shares subject to this Award will vest and become Vested Shares as of the date of the Participant’s termination of Service.

(c)

Change in Control. If a Change in Control occurs prior to the final scheduled vesting date of this Award and while the Participant’s Service continues, all Restricted Shares subject to this Award will vest and become Vested Shares as of the date of the Change in Control.

4.

Stockholder Rights.  Except as otherwise specifically provided in this Agreement or the Plan, the Participant will have all the rights of a stockholder of the Company with respect to the Restricted Shares as of the Grant Date specified at the beginning of this Agreement. Any dividends or distributions, other than regular cash dividends, declared and paid with respect to Restricted Shares will be subject to the same risk of forfeiture and other restrictions as the underlying Shares.

5.

Tax Withholding. The parties hereto recognize that the Company or one of its Affiliates may be obligated to withhold federal and state taxes or other taxes upon the vesting of the Restricted Shares, or, in the event that the Participant elects under Code Section 83(b) to report the receipt of the Restricted Shares as income in the year of receipt, upon the Participant’s receipt of the Restricted Shares. The Participant agrees that, at such time, if the Company or its Affiliate is required to withhold such taxes, the Participant will promptly pay, in cash upon demand to the Company or the Subsidiary having such obligation, such amounts as will be necessary to satisfy such obligation. In lieu of all or any part of a cash payment from a person receiving Restricted Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) through a reduction in the number of Restricted Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

The Participant further acknowledges that the Company has directed the Participant to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Participant may reside, and the tax consequences of the Participant’s death.

6.	Restrictive Legends and Stop-Transfer Orders.

(a)	Legends. Any certificate or certificates representing the Restricted Shares will bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b)	Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)	Refusal to Transfer. The Company will not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares will have been so transferred.

7.

No Right to Continued Service or Future Awards. This Agreement awards Restricted Stock to the Participant, but does not impose any obligation on the Company to make any future grants or issue any future awards to the Participant or otherwise continue the participation of the Participant under the Plan or the Executive Plan. This Agreement will not give the Participant a right to continued employment or Service with the Company or any Affiliate, and the Company or Affiliate employing the Participant may terminate his or her Service and otherwise deal with the Participant without regard to the effect it may have upon him or her under this Agreement

By executing this Agreement, the Participant expressly acknowledges the above.

8.

Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan or the Executive Plan will be binding and conclusive upon the Company and the Participant. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

9.	Binding Effect. This Agreement will be binding in all respects on the heirs, representatives, Successors and assigns of the Participant, and any successor or assignee of the Company.

10.	Choice of Law. This Agreement is entered into under the laws of the State of Delaware and will be construed and interpreted thereunder (without regard to its conflict-of-law principles).

11.

Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the issuance and sale of the Restricted Shares and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the issuance and sale of these Restricted Shares and the administration of the Plan.

12.

Amendment and Waiver. Except as provided in the Plan, this Agreement may be amended, waived, modified, or canceled only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance.

13.	Acknowledgment of Receipt of Copy. By execution hereof, the Participant acknowledges having received a copy of the Plan.

14.

Participant’s Rights Limited. Participant acknowledges that the Company and its Affiliates are subject to the supervisory authority of the Office of the Comptroller of the Currency (the “OCC”) as well as additional or successor financial regulators. Accordingly, the Company and its Affiliates may be bound by, and are subject to compliance with, any applicable order, rule or regulation of, memorandum of understanding with, or directive or consent, approval or no objection requirement of, the OCC or other supervisory authority or financial regulator (the “Supervisory Restrictions”).

By executing this Agreement, the Participant expressly acknowledges and confirms that:

(a)

This Agreement will not give the Participant the right to continued employment or service with the Company or any Affiliate, and the Participant’s then employer may terminate the Participant’s employment or service at any time and otherwise deal with the Participant without regard to the effect it may have upon the Participant under this Agreement. Any termination of the Participant’s employment or service other than termination for Cause shall not prejudice the Participant’s vested right to compensation or other benefits under this Agreement. The Participant shall have no right to receive compensation or other benefits under this Agreement for any period after termination for Cause.

(b)

If the Participant is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Company’s Subsidiary, Home Federal Savings Bank (the “Bank”), by a notice served under Section 8(e)(3) or (g)(1) of Federal Deposit Insurance Act (12 U.S.C. §1818(e)(3) and (g)(1)), the Company’s obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Participant all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

(c)

If the Participant is removed and/or permanently prohibited from participating in the conduct of the affairs of the Bank by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. §1818(e)(4) or (g)(1)), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties under this Agreement shall not be affected.

(d)

If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph 14(d) shall not affect any vested rights of the contracting parties under this Agreement.

(e)	All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary to the continued operation of the Bank:

(1)

By the Director of the OCC or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in 13(c) of the Federal Deposit Insurance Act; or

(2)

By the Director of the OCC or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

Any rights of the parties to this Agreement that have already vested, however, shall not be affected by such action.

IN WITNESS WHEREOF, the Participant and the Company have executed this Agreement as of the date of issuance specified at the beginning of this Agreement.

PARTICIPANT

HMN FINANCIAL, INC.

By
Its